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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made to be effective as of this 31st day of December, 1996, by and between Digital Teleport Inc., a Missouri corporation (the "Company"), and Richard D. Weinstein ("Employee").

                                  WITNESSETH:

     WHEREAS, the Company desires to obtain the benefit of the services of Employee and Employee is willing to render such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, it is hereby agreed as follows:

     1. Employment. Employee is hereby employed by the Company and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

     2. Term of Employment. The term of this Employment Agreement shall commence on January 1, 1997 and shall end on the third anniversary of such date (the "Employment Period"), unless sooner terminated as provided in Section 5 hereof.

     3. Duties. Employee shall serve as President and Chief Executive Officer of the Company or in such other position as the Company's Board of Directors (the "Board") may determine from time to time by a unanimous vote of the Board, except that if Employee is a member of the Board, then Employee must recuse himself from said vote. The Company shall be based at the Company's headquarters in St. Louis, Missouri. During the Employment Period, Employee shall devote such time, attention, skill, energy and efforts as may be necessary for the faithful performance of the duties inherent in such a position. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board.

     4. Compensation. During the Employment Period, the Company shall pay Employee as compensation for his services an "Annual Base Salary" of not less then One Hundred Fifty Thousand Dollars ($150,000) during the term of the Company's lease of its that certain Lease Agreement between the Company and Employee, dated effective December 31, 1996, for the Company's current facilities, and Two Hundred Thousand Dollars ($200,000) thereafter, in either case payable in accordance with the Company's usual payment practices. Employee additionally shall be entitled to any group medical, health or other benefits provided generally to the Company's employees.


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     5. Termination of Employment.  Prior to the expiration of the Employment
Period, this Employment Agreement and Employee's employment may be terminated by the Company as follows:

     (a) Upon thirty (30) days prior written notice to Employee in the event Employee becomes disabled. As used in this Agreement, the term "disability" shall mean the inability of the employee, due to a physical or mental condition, for a period of 90 days, whether or not consecutive, during any 360 day period to perform the services contemplated under this Agreement. In the event of a disagreement concerning the existence of any such disability, the matter shall be resolved by a disinterested licensed physician chosen by the Company.

     (b) For good cause "cause" which for the purposes of this Employment Agreement shall mean:

           (1) the continued failure of Employee to perform material duties assigned to Employee after a written demand by the Board of Directors identifying the manner in which it believes Employee has not performed his duties and Employee's subsequent failure to cure the identified problem within a reasonable time not to exceed twenty (20) days; or

           (2) a material breach of this Employment Agreement by Employee; or

           (3) the Employee's commission of fraud or dishonesty against the Company or willful conduct involving a third party which in the discretion of a majority of the Board significantly impairs the reputation, business or business relationships of, or harms, the Company, its subsidiaries or affiliates, or the Company's officers, directors or employees.

           (4) Dishonesty of the Employee with respect to the Company;

           (5) Upon a charge by a governmental entity against the Employee of any crime involving moral turpitude or which could reflect unfavorably upon the Company or upon the filing of any civil action involving a charge of embezzlement, theft, fraud, or other similar act;

           (6) Willful or prolonged absence from work by the Employee (other than by reason of disability due to physical or mental illness); or



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     (c) At the election of the Company or the Employee, with or without cause upon 90 days written notice by one party to the other.

     Upon termination of this Employment Agreement, all rights and obligations of the parties hereunder shall cease, except: (1) if this Employment Agreement is terminated by the Company pursuant to Subsection (c) above, Employee shall thereafter receive his annual base salary for the remainder of the Employment Period (but no Company paid medical or other benefits), to be offset by any compensation received by the Employee if and when he obtains subsequent employment; and (2) termination of employment pursuant to this Section 5 or otherwise shall not terminate or otherwise affect the rights and obligations of the parties pursuant to Sections 6 through 9 hereof, which Sections 6 through 9 shall survive the termination of this Agreement.

     For the purposes of this Section 5, any termination by the Company of Employee must be done with the unanimous consent of the Board, except that if Employee is a member of the Board, then Employee must recuse himself from said vote.

     6. Non-Compete.

     a. During the Employment Period and for a period of two (2) years after the termination or expiration thereof, the Employee will not directly or indirectly, in the territory comprised by the states of Missouri, Illinois, Iowa, Minnesota, Michigan, Indiana, Ohio, Tennessee, Kentucky, Arkansas, Nebraska, Oklahoma, Kansas, and Wisconsin:

     i. as an individual proprietor, partner, stockholder, officer, employee, director, joint venture, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of, a publicly held company), engage in the business of developing, producing, marketing or selling fiber optic telecommunication products or services of the kind or type developed or being developed, provided, marketed or sold by the Company while the Employee was employed by the Company; or

     ii. recruit, solicit or induce or attempt to induce an employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

     iii. solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.


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     b. If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     c. The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief. The prevailing party in a legal proceeding brought to remedy a breach under this Section 6 shall be entitled to receive its reasonable attorney's fees, expert witness fees, and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be granted.

     7. Proprietary Information and Developments.

     a. Proprietary Information.

           i. Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

           ii. Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company.


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           iii. Employee agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs
      (a) and (b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.

     b. Developments.

           i. Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Employee or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

           ii. Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title an interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this
      Section 7.2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, nor on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information.

           iii. Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. Employee shall sign all papers, including, without limitation, copyright applications, patents applications, declarations, oaths, formal assignments, assignment of proprietary rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Developments.

     c. Other Agreements. Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee further represents that his performance of all the terms of this agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information,


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knowledge or data acquired by him in confidence or in trust prior to this employment with the Company.

     d. Company's Right to Notify Subsequent Employers. The Company may do all permissible things, and take all permissible action, necessary or advisable, in the Company's discretion, to protect its rights under this Section 7, including without limitation notifying any subsequent employer of the Employee of the existence of (and furnishing to any such employer) the provisions of this Agreement.

     8. Non-Waiver of Rights. The Company's failure to enforce at any time any of the provisions of this Employment Agreement or to require at any time performance by the Employee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Employment Agreement, or any part of it, or the right of Company thereafter to enforce each and every provision in accordance with the terms of this Employment Agreement.

     9. The Company's Right to Recover Costs and Fees. Employee agrees that if Employee breaches or threatens to breach this Employment Agreement, Employee shall be liable for any attorneys' fees and costs incurred by the Company in enforcing its rights under this Employment Agreement in the event that the Company prevails in enforcing such rights.

     10. Assignments. This Employment Agreement shall be freely assignable by the Company and shall inure to the benefit of, and be binding upon, the Company, it successors and assigns and/or any other corporate entity which shall succeed to the business presently being operated by the Company, but, being a contract for personal services, neither this Employment Agreement nor any rights hereunder are assignable by Employee.

     11. Governing Law. This Employment Agreement shall be interpreted in accordance with and governed by the laws of the State of Missouri without regard to its conflict of law rules.

     12. Amendments. No modification, amendment or waiver of any of the provisions of this Employment Agreement shall be effective unless in writing and signed by the parties hereto.

     13. Notices. Any notices to be given by either party hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, certified or registered mail, postage prepaid, as follows: to the Company at Digital Teleport, Inc., c/o KLT, Telecom Inc., 1201 Walnut, Kansas City, Missouri 64106, attn.: Mark G. English; Ronald G. Wasson; and to Employee at the Company's headquarters at 11111 Dorsett Road, St.


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Louis, Missouri; or to such other address as may have been furnished to the other party in writing.

     14. Reflection and Advice of Counsel Encouraged. This Employment Agreement places restrictions on Employee's right to seek employment with certain employees or to engage in businesses competitive with the Company's business in the event that the Employee terminates his or her employment with the Company. By signing this Employment Agreement, Employee acknowledges that he or she has had ample time to reflect on these restrictions and has been encouraged to seek the advice of counsel.

     15. Entire Agreement. This Employment Agreement supersedes any and all prior employment and similar agreements, written and/or oral, between the Company and Employee, and Employee hereby waives and releases all rights and claims thereunder or with respect thereto.

     16. Liquidated Damages. Insofar as any damages sustained by the Company in the case of a breach by the Employee of the provisions of this Agreement are difficult to calculate, the parties hereto agree that if the Employee breaches or violates any provision of this Agreement, the Company shall be entitled, in addition to any other right and remedy available to it, to retain as liquidated damages any sums owed but not paid by the Company to the Employee.

     17. Choice of Venue. All actions or proceedings with respect to this Agreement shall be instituted only in any state or federal court sitting in St. Louis County, Missouri, and by execution and delivery of this Agreement, the parties irrevocably and unconditionally subject to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive: (a) any objection that the parties might now or hereafter have to the venue of any of such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

     18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

     19. Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.


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     20. Counterparts.  This Agreement may be executed in a number of counterparts and all of such counterparts executed by the Company or the Employee, shall constitute one and the same agreement, and it shall not be necessary for all parties to execute the same counterpart hereof.

     21. Facsimile Signatures. The parties hereby agree that, for purposes of the execution of this Agreement, facsimile signatures shall constitute original signatures.

     22. Incorporation by Reference. The preamble and recitals to this Agreement are hereby incorporated by reference and made a part hereof.

                                    DIGITAL TELEPORT, INC.


                                    By: /s/ Richard D. Weinstein
                                    -------------------------------------
                                    Name:  Richard D. Weinstein
                                    Title:  President


                                    EMPLOYEE


                                    /s/ Richard D. Weinstein
                                    -------------------------------------
                                    Richard D. Weinstein


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